Exhibit 107

Calculation of Filing Fee Table

FORM S-4

(Form Type)

ZYMEWORKS DELAWARE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.00001 par value per share(4)	457(c)	900	$6.04	$5,436.00	$110.20 per $1,000,000	$0.60

Total Offering Amounts					$5,436.00		$0.60

Total Fee Offsets							—

Net Fee Due							$0.60

(1)

Represents shares of common stock, par value $0.00001 per share (the “Delaware Common Stock”), of Zymeworks Delaware Inc., a Delaware corporation (“Parent”) expected to be issued upon consummation of the redomicile transactions (the “Redomicile Transactions”) described in the proxy statement/prospectus included in the Registration Statement on Form S-4, as amended (Registration No. 333-266160) (the “Prior Registration Statement”). The Redomicile Transactions will include, among others, (i) the issuance to Zymeworks Shareholders (as defined in the Prior Registration Statement), at their election and subject to applicable eligibility criteria, for each Zymeworks Common Share (as defined in the Prior Registration Statement), either (a) one share of Delaware Common Stock or (b) one exchangeable share (the “Exchangeable Shares” and recipients thereof, the “Exchangeable Shareholders”) in the capital of Zymeworks ExchangeCo Ltd., a company existing under the laws of the Province of British Columbia and a direct, wholly-owned subsidiary of Callco (“ExchangeCo”), subject to a cap on the aggregate number of Exchangeable Shares that is equal to 18% of (1) the number of Zymeworks Common Shares issued and outstanding, less (2) the number of Zymeworks Common Shares held by any Zymeworks Shareholders who exercise their Dissent Rights (as defined in the Prior Registration Statement), (the “Exchangeable Share Cap”); (ii) the entry by Parent, Zymeworks CallCo ULC, an unlimited liability company existing under the laws of the Province of British Columbia and a direct, wholly-owned subsidiary of Parent (“Callco”) and ExchangeCo into the Exchangeable Share Support Agreement (the “Support Agreement”); and (iii) the entry by Parent, ExchangeCo, Callco and Computershare Trust Company of Canada, a trust company existing under the laws of Canada (the “Share Trustee”) into the Voting and Exchange Trust Agreement (the “Trust Agreement”) for the benefit of the Exchangeable Shareholders. After the Redomicile Transactions are complete, Zymeworks Shareholders will hold one share of Delaware Common Stock for each Zymeworks Common Share owned immediately prior to the Redomicile Transactions, or, in the case of the Exchangeable Shareholders to the extent of their election, one Exchangeable Share for each Zymeworks Common Share owned immediately prior to the Redomicile Transactions, up to an aggregate number of Exchangeable Shares that is equal to or less than the Exchangeable Share Cap. If the Exchangeable Share Cap is reached, then the Exchangeable Shares shall be allocated proportionally among the applicable Exchangeable Shareholders and rounded down to the nearest whole share in respect of each Exchangeable Shareholder, and any other Zymeworks Common Shares held by them will be exchanged for Delaware Common Stock. The Share Trustee will hold one share of Parent preferred stock, par value $0.00001 per share, (the “Special Voting Stock”), which will be held by the Share Trustee under the terms of the Trust Agreement, and which shall have certain variable voting rights as further described in the proxy statement/prospectus contained in this Registration Statement.

(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

In accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), as applicable, solely for purposes of calculating the registration fee, based on $6.04, the average of the high and low price of each common share of Zymeworks Inc. as reported on the NYSE on October 5, 2022.

(4)

Represents additional shares of Delaware Common Stock expected to be issued upon consummation of the Redomicile Transactions described in the Prior Registration Statement. The Prior Registration Statement registered (a) the issuance of an aggregate of 70,897,339 shares of Delaware Common Stock pursuant to the Redomicile Transactions, (b) the assumption of 8,581,961 warrants by Parent in connection with the Redomicile Transactions (the “Warrants”) and (c) the issuance of 8,581,961 shares of Delaware Common Stock pursuant to exercise of the Warrants. A registration fee of $42,593.45 was paid in connection with the initial filing of the Prior Registration statement. Parent now expects that up to 900 additional shares of Delaware Common Stock may be issued in connection with the Redomicile Transactions.